Exhibit 10.2

OCEAN POWER TECHNOLOGIES, INC.

Restricted Stock Unit Agreement and Recipient’s Acceptance Agreement

Name of Recipient:

Number of Restricted Stock Units awarded:

Grant Date:

Ocean Power Technologies, Inc. (the “Company”) has selected you to receive an Award of restricted stock units in the number described above in this acceptance agreement (“Acceptance Agreement”), which is subject to the terms and conditions contained in the Restricted Stock Unit Agreement (attached) and the Ocean Power Technologies, Inc. 2015 Omnibus Incentive Plan.

Please confirm your acceptance of this restricted stock unit Award and its terms and conditions by signing a copy of this Acceptance Agreement where indicated below and forwarding it to: Ocean Power Technologies, Inc., Attention: CFO, 28 Engelhard Drive, Monroe Township, NJ 08831.

Ocean Power Technologies, Inc.

By:
Signature

Printed Name

Title

Accepted and Agreed:

Signature of Recipient

Printed Name of Recipient

OCEAN POWER TECHNOLOGIES, INC.

Restricted Stock Unit Agreement

The terms and conditions of the Award of restricted stock units (the “Restricted Stock Units” or “RSUs”) under the Ocean Power Technologies, Inc. 2015 Omnibus Incentive Plan (the “Plan”) made to the Recipient, as set forth in the Acceptance Agreement dated ____, are as follows:

1.	Issuance of Restricted Stock Units.

The Restricted Stock Units will be accounted for by the Company in book entry form only, in the name of the Recipient. The Recipient shall have no rights with respect to the Restricted Stock Units as a Company shareholder until such Restricted Stock Units are vested and Stock is issued to the Recipient by the Company. The Recipient agrees that the Restricted Stock Units shall be subject to the forfeiture provisions set forth in Section 3 of this Agreement and the restrictions on transfer set forth in Section 4 of this Agreement. The grant of Restricted Stock Units is governed by the Acceptance Agreement, this Restricted Stock Unit Agreement and the Plan, which provide, among other things, definitions of the capitalized terms and the other terms and conditions respecting the Restricted Stock Units granted to Recipient, and the Acceptance Agreement and the Plan are hereby incorporated by reference.

2.	Vesting.

Unless otherwise provided in this Agreement or the Plan, the Restricted Stock Units will vest as to 100% of the granted shares on the date of the first annual shareholders meeting following the Grant Date or one year after the Grant Date, whichever is earlier.

3.	Forfeiture of Unvested Restricted Stock Units upon Employment Termination.

In the event that the Recipient ceases to be employed by or provide services to the Company for any reason or no reason, with or without cause, all of the Restricted Stock Units that are unvested as of the time of such employment termination shall be forfeited immediately and automatically to the Company, without the payment of any consideration to the Recipient, effective as of such termination of employment or service relationship. The Recipient shall have no further rights with respect to any Restricted Stock Units that are so forfeited. If the Recipient is employed by or provides services to a Subsidiary or Affiliate of the Company, any references in this Agreement to employment or service relationship with the Company shall instead be deemed to refer to employment or service relationship with such Subsidiary or Affiliate.

4.	Restrictions on Transfer.

The Recipient shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively, “transfer”) any Restricted Stock Units, or any interest therein, until such Restricted Stock Units have vested.

1

5.	Settlement.

Upon becoming vested as provided herein, the Company shall issue or cause to be issued a number of shares of Company Stock equal to the number of Restricted Stock Units granted to Recipient that have become vested on the applicable vesting date as provided herein.

6.	No Rights as a Shareholder.

Recipient shall have no rights as a Company shareholder until the Restricted Stock Units have vested and the Stock has been issued to the Recipient, including, without limitation, any voting rights or rights to receive dividends and distributions with respect to the Restricted Stock Units.

7.	Tax Matters.

The Recipient acknowledges and agrees that the Restricted Stock Units are subject to all applicable federal, state and local taxes and foreign taxes and withholding requirements, and the Company has the right to deduct from payments of any kind otherwise due to the Recipient any federal, state, local or other taxes of any kind required by law to be withheld with respect to the vesting of the Restricted Stock Units. On the date on which Restricted Stock Units vest, the Company shall deliver written notice to the Recipient of the estimated amount of withholding taxes due with respect to the vesting of the Restricted Stock Units that vest on such date; provided, however, that the total tax withholding cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The Recipient may satisfy such tax withholding obligations by making a cash payment to the Company on the date of vesting of the Restricted Stock Units, in the amount of the Company’s withholding obligation in connection with the vesting of such Restricted Stock Units. The Recipient may, at the option of the Recipient and if the Committee so approves in advance of the applicable vesting date, satisfy such tax withholding obligations by transferring to the Company, on each date on which Restricted Stock Units vest under this Agreement, such number of shares of Stock related to the Restricted Stock Units that vest on such date as have a fair market value (calculated using the last reported sale price of the common stock of the Company immediately prior to such vesting date) equal to the amount of the Company’s tax withholding obligation in connection with the vesting of such Restricted Stock Units.

8.	Effects of Changes in Capitalization.

(a) Changes in Stock. If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number of shares or kind of capital stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of stock, stock dividend or other distribution payable in capital stock, or other increase or decrease in shares of Stock effected without receipt of consideration by the Company occurring after the Grant Date, the number and kinds of shares of stock shall be adjusted proportionately and accordingly by the Committee. In addition, the number and kind of shares of stock for which Awards are outstanding shall be adjusted proportionately and accordingly by the Committee so that the proportionate interest of the Recipient therein immediately following such event shall, to the extent practicable, be the same as immediately before such event.

2

(b) Reorganization in Which the Company Is the Surviving Entity Which Does not Constitute a Change in Control. If the Company shall be the surviving entity in any reorganization, merger or consolidation of the Company with one or more other entities which does not constitute a Change in Control, any Award theretofore granted shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Award would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of shares so that the aggregate value of the award thereafter shall be the same as the aggregate value immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in the Agreement or in another agreement with the Recipient, or otherwise set forth in writing, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Recipient as a result of such reorganization, merger or consolidation.

(c) Change in Control in which Awards are not Assumed. Except as otherwise provided in the applicable Award Agreement or in another agreement with the Recipient, or as otherwise set forth in writing, upon the occurrence of a Change in Control in which outstanding Restricted Stock Units are not being assumed or continued, the following provision shall apply to such Award, to the extent not assumed or continued: all outstanding Restricted Stock Units shall be deemed to have vested immediately prior to the occurrence of such Change in Control, the Committee may elect, in its sole discretion, to cancel any outstanding Restricted Stock Units and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Committee acting in good faith).

(d) Change in Control in which Awards are Assumed. Except as otherwise provided in the applicable Award Agreement or in another agreement with the Recipient, or as otherwise set forth in writing, upon the occurrence of a Change in Control in which outstanding Restricted Stock Units are being assumed or continued, the following provision shall apply to such Award, to the extent assumed or continued: the Restricted Stock Units shall continue in the manner and under the terms so provided in the event of any Change in Control to the extent that provision is made in writing in connection with such Change in Control for the assumption or continuation of such Restricted Stock Units or for the substitution for such Restricted Stock Units of new restricted stock relating to the stock of a successor entity, or a parent or Subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock). In the event an Award is assumed, continued or substituted upon the consummation of any Change in Control and the employment of such Recipient with the Company or an Affiliate is terminated without Cause within one year following the consummation of such Change in Control, such Award shall be fully vested and may be exercised in full, to the extent applicable, beginning on the date of such termination and for the one-year period immediately following such termination or for such longer period as the Committee shall determine, but only to the extent permitted under Code Section 409A.

3

(e) Adjustments. Adjustments under this section related to shares of Stock or other securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Committee may provide in the applicable Award Agreement at the time of grant, in another agreement with the Recipient, or otherwise in writing at any time thereafter with the consent of the Recipient, for different provisions to apply to an Award in place of those provided in section. This section shall not limit the Committee’s ability to provide for alternative treatment of Awards outstanding in the event of a change in control event involving the Company that is not a Change in Control.

(f) No Limitations on Company. The making of this Award shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets (including all or any part of the business or assets of any Subsidiary or other Affiliate) or engage in any other transaction or activity.

9.	Miscellaneous.

(a) Authority of Committee. In making any decisions or taking any actions with respect to the matters covered by this Agreement, the Committee of the Company’s Board of Directors shall have all authority and discretion. All decisions and actions by the Committee, as approved by the Board of Directors, with respect to this Agreement shall be made in the Committee’s discretion and shall be final and binding on the Recipient.

(b) No Right to Continued Employment. The Recipient acknowledges and agrees that, notwithstanding the fact that the vesting of the Restricted Stock Units is contingent upon his or her continued employment by, or service to, the Company or any Subsidiary or Affiliate, this Agreement does not constitute an express or implied promise of continued employment or service or confer upon the Recipient any rights with respect to continued employment by, or service to, the Company or any Subsidiary or Affiliate.

(c) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of law’s provisions.

(d) Independent Legal and Tax Advice. The Recipient has been advised, and the Recipient hereby acknowledges, that he has been advised to obtain independent legal and tax advice regarding this Agreement, the grant of the Restricted Stock Units, the Plan and the disposition of such shares, including, without limitation, the impact of Code Section 409A, and none of the Company, its Affiliates, Subsidiaries, their shareholders, directors, officers, employees nor any of their agents guarantee or are otherwise responsible for any tax treatment to Recipient or his or her heirs with respect to the Restricted Stock Units, this Agreement or the Plan, including any excise tax under Code Section 409A.

4

(e) Code Section 409A. The Committee shall to the extent applicable interpret and construe this Award to comply with Code Section 409A and Section 18.10 of the Plan, and to the extent required a Change in Control shall be limited to a Change in Control that complies with Code Section 409A. The Committee may interpret or amend this Award to comply with Code Section 409A without the Recipient’s consent even if such amendment would have an adverse effect on this Award. To the extent required under Code Section 409A, in the case of any Recipient who is specified employee, a distribution on account of a separation from service may not be made before the date which is six months after the date of the Recipient’s separation from service (or, if earlier, the date of the Recipient’s death). For purposes of the foregoing and to the extent required by Code Section 409A with respect to an Award, the terms “separation from service” and “specified employee” all shall be defined in the same manner as those terms are defined for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award as determined by the Committee. Furthermore, to the extent required under Code Section 409A, none of the Company, the Committee or Board shall have any discretion otherwise provided in the Plan or herein to the extent such discretion is prohibited under Code Section 409A for compliance with Code Section 409A with respect to deferred compensation including, without limitation, any discretion to accelerate or substitute as permitted under the Plan or determine an event is or is not a Change in Control.

(f) Recipient’s Acknowledgments. The Recipient acknowledges that he or she has read this Agreement and understands the terms and conditions of this Agreement, and that a copy of the Plan has been provided to Recipient electronically.

5